Exhibit 99
                                                             KOGER EQUITY, INC.
                                                       433 Plaza Real, Suite 335
                                                       Boca Raton, Florida 33432

                                                                            NEWS

                  Koger Equity Declares Third Quarter Dividend

BOCA RATON, Fla.--Nov. 14, 2002-- Koger Equity, Inc. (NYSE:KE), a self-managed real estate investment trust (REIT), today announced that its Board of Directors has declared a quarterly dividend of $0.35 per share. This dividend will be paid on February 6, 2003 to shareholders of record on December 31, 2002.

Koger Equity, Inc. owns and operates 121 office buildings, containing 7.72 million rentable square feet, located primarily in 15 suburban office projects in eight cities in the Southeastern United States. In addition, the Company manages for others 70 office buildings containing 3.39 million rentable square feet, located primarily in eight suburban office parks in five cities in the Southeastern and Southwestern United States.

Further information about Koger Equity, Inc. can be found on the Company's web site at http://www.koger.com.

        CONTACT:  Koger Equity, Inc.
                  Robert Onisko, 561/395-9666
                      or
                  Integrated Corporate Relations, Inc.
                  Brad Cohen, 203/222-9013